QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

Contact:
Janet Smith
FairMarket, Inc.
781-376-5600

FOR IMMEDIATE RELEASE

FairMarket, Inc. Closes Acquisition Agreement with eBay Inc.

WOBURN, Mass., September 4, 2003—FairMarket, Inc. (NASDAQ:FAIM) today announced the consummation of the sale of substantially all of its operating assets to eBay Inc. under the terms of an asset purchase agreement entered into between FairMarket and eBay on June 20, 2003. Following the asset sale, FairMarket will be filing requisite documentation to change its name to Dynabazaar, Inc.

Dynabazaar Forward-Looking Statement

This press release contains statements about Dynabazaar, Inc., f/k/a FairMarket, Inc., that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the reactions of Dynabazaar's customers and vendors to the proposed transactions; Dynabazaar's ability to generate significant revenue to reach profitability; Dynabazaar's ability to attract and retain qualified personnel; Dynabazaar's limited operating history; the possible future directions of Dynabazaar, including the use and disposition of our remaining assets following the term of the transition services agreement with eBay Inc. and possible exploration of strategic alternatives; and the other risks and uncertainties discussed under the heading "Factors that May Affect Results of Operations and Financial Condition" in Dynabazaar's Annual Report on Form 10-K for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission (the "SEC") on March 31, 2003, and other reports filed by Dynabazaar from time to time with the SEC. Dynabazaar assumes no obligation to update any of the information included in this press release.

QuickLinks

FairMarket, Inc. Closes Acquisition Agreement with eBay Inc.